UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 16, 2009, Republic Airways Holdings Inc. (“Republic”) entered into an agreement (the “Agreement) with Mesa Air Group, Inc. (“Mesa”) to form Mo-Go, LLC,  (the “Company”), a joint venture that will provide inter-island commercial airlines services in Hawaii. Pursuant to the Agreement, Republic made capital contributions of $250,000 and 88.75% of the outstanding capital stock of Mokulele Flight Service, Inc. In addition to Republic’s contributions to the Company’s capital, Republic has forgiven certain indebtedness of Mokulele held by Republic, agreed to voluntarily terminate its existing capacity purchase agreement with Mokulele upon request by the Company and has caused Mokulele to settle certain outstanding litigation against Mesa. Under the terms of the Agreement, Mesa contributed $750,000 to the Company’s capital and entered into an exclusive license and services arrangement with the Company regarding the operation of Mesa’s “go!” inter-island commercial airlines services business. Pursuant to the Agreement, Mesa now owns 75% of the Company and the former Mokulele shareholders own the remaining 25%.

A copy of the press release of the Company dated October 13, 2009 is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Republic Airways Holdings Inc. relating to formation of the Joint Venture with Mesa.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Dated: October 22, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Republic Airways Holdings Inc. relating to formation of the Joint Venture with Mesa.